Vocus Continues Record Results for Second Quarter 2006
Company Reports 35% Revenue Increase Year-Over-Year and 28th Consecutive Quarter of Revenue Growth

LANHAM, MD: July 25, 2006 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for corporate communications and public relations, announced today financial results for the second quarter ended June 30, 2006.

“Vocus delivered another quarter of strong financial and operational results including 35% year-over-year growth, continued expansion of our direct sales organization and customer base and the attainment of break-even GAAP EPS,” said Vocus President and CEO, Rick Rudman.

Financial Highlights

•	Revenues for the quarter were $9.19 million, which represents a 35% increase over the prior year and an 11% increase over the prior quarter. The second quarter 2006 represents the 28th consecutive quarter of revenue growth for the Company;

•	GAAP loss from operations was $(552,000) for the second quarter of 2006, compared to $(661,000) for the second quarter of 2005. GAAP net loss attributable to common stockholders was $(2,000) for the second quarter of 2006, compared to $(1,236,000) for the second quarter of 2005, or $(0.00) and $(0.29) per basic and diluted share for those quarters. The quarterly GAAP results of operations for the periods presented are not comparable as the results for the second quarter 2006 include non-cash stock-based compensation expense of $438,000, reflecting the adoption of FAS 123R on January 1, 2006;

•	Non-GAAP income from operations for the quarter was $164,000 compared to non-GAAP loss from operations of $(166,000) in the same period last year. Non-GAAP net income for the quarter was $714,000 or $0.04 per diluted share compared to non-GAAP net loss of $(233,000) or $(0.02) per diluted share in the same period last year. These non-GAAP financial measures exclude amortization of intangible assets, stock-based compensation from the adoption of FAS 123R and accretion of preferred stock. All of these charges are included in Vocus’ GAAP results;

•	Total deferred revenue as of June 30, 2006 was $21.96 million, compared to $16.79 million at June 30, 2005;

•	Cash flow from operations was $1.21 million for the second quarter of 2006 compared to $379,000 for the same period last year.

Business Highlights

•	Added 83 net new customers during the quarter compared to 63 net new customers added during the preceding quarter and ended the second quarter 2006 with 1,530 total active customers;

•	Signed subscription agreements with new and existing customers including Bausch & Lomb, Body Shop International, Choice Hotels International, IKEA North America, Lehigh University, Leukemia and Lymphoma Society, MetLife, Nike, Northrop Grumman, Sprint Nextel, SunGard Data Systems, Time Warner, U.S. Patent and Trademark Office and Whole Foods;

•	Held annual Worldwide Users Conference, drawing a record number of participants and attended by customers, analysts and industry experts;

•	Earned several corporate awards and distinctions including recognition by ASPNews.com as one of the top 50 global ASPs for the fifth consecutive year and by Washington Business Journal as a “Best Place to Work in Greater Washington”.

Guidance

Vocus is providing guidance for the third quarter of 2006 and raising guidance for the full year 2006 based on information as of July 25, 2006:

•	For the third quarter of 2006, revenue is expected to be in the range of approximately $9.4 million to $9.6 million. Non-GAAP EPS, which excludes the amortization of intangible assets and stock-based compensation relating to FAS 123R, is expected to be in the range of $0.04 to $0.05 assuming an estimated weighted average 16.7 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 6%. Amortization of intangible assets and stock-based compensation, reflecting the adoption of FAS 123R, is expected to be $0.05 per share. GAAP EPS is expected to be in the range of $(0.01) to $0.00 assuming an estimated weighted average 15.3 million basic shares outstanding.

•	For the full year of 2006, revenue is expected to be in the range of $36.8 million to $37.2 million. Non-GAAP EPS, which excludes the amortization of intangible assets and stock-based compensation relating to FAS 123R, is expected to be in the range of $0.18 to $0.20 assuming an estimated weighted average 16.8 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 5%. Amortization of intangible assets and stock-based compensation, reflecting the adoption of FAS 123R, is expected to be $0.19 per share. GAAP EPS is expected to be in the range of $(0.01) to $0.01 assuming an estimated weighted average 15.2 million basic shares outstanding.

Conference Call Information

Vocus will discuss the financial results and business highlights of the second quarter 2006 in a conference call at 4:30 p.m. EDT, or 1:30 p.m. PDT, today. The public is invited to listen to a live web cast of Vocus’ conference call on the investor relations section of the company’s website at http://onlinepressroom.net/vocus/ir/. For investors unable to participate in the live conference call, an audio replay will be available approximately two hours after the conclusion of the call. The audio replay will be available until August 1, 2006 at 11:59 p.m. EDT and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 2784901. A web cast replay of the call will be available on the Investor Relations section of the company’s website approximately one hour after the conclusion of the call and will remain available until August 25, 2006.

About Vocus, Inc.
Vocus (NASDAQ: VOCS) is a leading provider of on-demand software for corporate communications and public relations. Our web-based software suite helps organizations of all sizes manage local and global relationships and communications with journalists, analysts, public officials and other key audiences. Our software helps customers manage media relations, news monitoring and analysis, interactive email campaigns, online newsrooms, and government relations activities. Vocus software is delivered as an easy-to-use and cost-effective annual subscription, with no need for internal hardware, software or IT support. Our software is currently available in five languages, and is in use by customers around the world. Vocus is based in Lanham, MD with offices in North America and Europe. For more information please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, interruptions or delays in our service or our Web hosting, our new business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	June 30,
	2005	2006
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,027	$40,167
Short-term investments	1,400	4,526
Accounts receivable, net	6,012	6,281
Other current assets	1,188	1,114

Total current assets	48,627	52,088
Property and equipment, net	4,161	3,910
Intangible and other assets, net	3,048	2,435

Total assets	$55,836	$58,433

Liabilities, redeemable stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,052	$3,583
Current portion of notes payable and capital lease obligations	642	720
Current portion of deferred revenue	20,018	21,436

Total current liabilities	23,712	25,739
Notes payable and capital lease obligations, net of current portion	765	556
Other liabilities	105	100
Deferred revenue, net of current portion	678	519

Total liabilities	25,260	26,914
Redeemable common stock	189	192
Commitments and contingencies
Stockholders’ equity:
Common stock	158	161
Additional paid-in capital	70,451	71,606
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive income	52	18
Accumulated deficit	(36,991)	(37,175)

Total stockholders’ equity	30,387	31,327

Total liabilities, redeemable stock and stockholders’ equity	$55,836	$58,433

Vocus, Inc.
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$6,794	$9,189	$12,894	$17,451
Cost of revenues	1,531	1,950	2,988	3,912

Gross profit	5,263	7,239	9,906	13,539
Operating expenses:
Sales and marketing	3,766	4,489	7,120	8,494
Research and development	603	686	1,199	1,425
General and administrative	1,153	2,426	2,381	4,353
Amortization of intangible assets	402	190	796	451

Total operating expenses	5,924	7,791	11,496	14,723
Loss from operations	(661)	(552)	(1,590)	(1,184)
Other income (expense):
Interest and other income	––	505	25	1,008
Interest expense	(67)	(20)	(114)	(41)

Loss before benefit for income taxes	(728)	(67)	(1,679)	(217)
Benefit for income taxes	––	65	––	33

Net loss	(728)	(2)	(1,679)	(184)
Accretion on preferred stock	(508)	––	(1,016)	––

Net loss attributable to common
stockholders	$(1,236)	$(2)	$(2,695)	$(184)

Net loss attributable to common
stockholders per share:
Basic and diluted	$(0.29)	$(0.00)	$(0.63)	$(0.01)
Shares used in calculation:
Basic and diluted	4,327,914	15,083,982	4,248,707	15,024,954

Vocus, Inc.
Condensed Statements of Cash Flows
(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(728)	$(2)	$(1,679)	$(184)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	666	558	1,311	1,183
Other non-cash charges	7	473	5	859
Changes in operating assets and liabilities	434	176	1,089	1,515

Net cash provided by operating activities	379	1,205	726	3,373

Cash flows from investing activities
Purchases of short-term investments	––	(1,125)	––	(3,126)
Software development and
Information database costs	(1,095)	(28)	(1,890)	(38)
Purchases of property and equipment	(478)	(138)	(1,000)	(261)

Net cash used in investing activities	(1,573)	(1,291)	(2,890)	(3,425)

Cash flows from financing activities
Proceeds from exercise of stock options
and warrants	53	150	149	311
Proceeds from borrowings under
revolving line of credit	1,022	––	1,847	––
Net proceeds from (payments on) notes
payable and capital lease obligations	309	(8)	640	(131)

Net cash provided by financing activities	1,384	142	2,636	180

Effect of exchange rate changes on cash
and cash equivalents	(14)	2	(18)	12

Net increase in cash and cash equivalents	176	58	454	140
Cash and cash equivalents, beginning of period	7,832	40,109	7,554	40,027

Cash and cash equivalents, end of period	$8,008	$40,167	$8,008	$40,167

Vocus, Inc.
Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Reconciliation of GAAP loss from operations to
non-GAAP (loss) income from operations:
Loss from operations	$(661)	$(552)	$(1,590)	$(1,184)
Amortization of intangible assets	495	278	1,021	628
Non-cash stock-based compensation
(FAS 123R)	––	438	––	813

Non-GAAP (loss) income from operations	$(166)	$164	$(569)	$257

Reconciliation of GAAP net loss attributable to
common stockholders to non-GAAP net (loss)
income attributable to common stockholders:
Net loss attributable to common
stockholders	$(1,236)	$(2)	$(2,695)	$(184)
Accretion on preferred stock	508	––	1,016	––
Amortization of intangible assets	495	278	1,021	628
Non-cash stock-based compensation
(FAS 123R)	––	438	––	813

Non-GAAP net (loss) income attributable to
common stockholders	$(233)	$714	$(658)	$1,257

Non-GAAP net (loss) income per share
attributable to common stockholders:
Basic	$(0.02)	$0.05	$(0.07)	$0.08
Diluted	$(0.02)	$0.04	$(0.07)	$0.08
Weighted average number of shares used
in
per share amounts:
Basic	10,154,582	15,083,982	10,075,375	15,024,954
Diluted	10,154,582	16,537,922	10,075,375	16,494,083
Weighted average shares calculation:
Basic weighted average shares
outstanding	4,327,914	15,083,982	4,248,707	15,024,954
Conversion of preferred stock	5,826,668	––	5,826,668	––

Non-GAAP basic weighted average shares
outstanding	10,154,582	15,083,982	10,075,375	15,024,954

Supplemental information of non-cash stock-
based compensation (FAS 123R) included in:
Cost of revenues	$––	$19	$––	$38
Sales and marketing	––	83	––	154
Research and development	––	56	––	109
General and administrative	––	280	––	512

Total non-cash stock-based compensation
(FAS 123R)	$––	$438	$––	$813

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Vocus’ management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude amortization of intangible assets, non-cash stock-based compensation expense from the adoption of SFAS No. 123 (revised 2004) or FAS 123R and the accretion of preferred stock. It is management’s belief that these items are either not indicative of ongoing operations or the inclusion of such costs would not make the results of operations comparable for the periods presented. For example, the amortization of intangible assets recorded in connection with our acquisitions of Gnossos Software and Public Affairs Technologies consist primarily of intangible assets pertaining to purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.  In addition, the Company adopted the provisions of FAS 123R on January 1, 2006, using the modified prospective method for options granted subsequent to the filing of the company’s initial registration statement. Accordingly, the adoption of FAS 123R resulted in non-cash stock-based compensation expense, which the Company was required to record in the first half of 2006 but not in the comparable period for the preceding year. Also, the accretion of preferred stock was recorded on the outstanding preferred stock which converted into common stock upon the completion of our initial public offering in December 2005.  Accordingly, the accretion of preferred stock did not result in an ongoing charge to operations.  Non-GAAP EPS also assumes the conversion of the preferred stock at the beginning of all periods presented.

Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance and in assisting investors in comparing the company’s financial performance to those of other companies in the company’s industry. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.